Exhibit 10.3

                              SECOND AMENDMENT

                                   TO THE

               HANNAFORD BROS. CO. EMPLOYEES' RETIREMENT PLAN


     The Hannaford Bros. Co. Employees' Retirement Plan (the "Plan") was last amended and restated effective January 1, 1993. The Plan was thereafter amended as of the same date and is hereby further amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2.   Section 1.11 is hereby amended to read as follows:

          "1.11 'Compensation' shall mean the basic compensation paid, before any reduction pursuant to a deferral election under the Hannaford Bros. Co. Savings and Investment Plan or a benefit election under the Hannaford Bros. Co. Flexible Benefits Plan, to a Participant by an Employer, excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, unguaranteed overtime pay, bonuses and other irregular payments.

          Notwithstanding the preceding sentence to the contrary, for benefits accruing in Plan Years beginning on or after January 1, 1989, the annual Compensation of any Participant in excess of Two Hundred Thousand Dollars ($200,000), or such higher amount as the Secretary of the Treasury may prescribe, shall not be taken into account under the Plan; and for benefits accruing in Plan Years beginning on or after January 1, 1994, the annual Compensation of any Participant in excess of One Hundred Fifty Thousand Dollars ($150,000), or such higher amount as the Secretary of the Treasury may prescribe, shall not be taken into account under the Plan. In the event Compensation is determined for a period which contains fewer than twelve (12) calendar months, the annual Compensation limit shall be an amount equal to the annual Compensation limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of calendar months in the period and the denominator of which is twelve
     (12). For purposes of the annual Compensation limit, any Compensation paid to a Participant who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of a Participant who is a Five Percent Owner or one of the ten (10) highly compensated employees (within the meaning of Section 414(q) of the Code) paid the highest compensation (as defined in Section 13.07) for the Plan Year shall be treated as paid to or on behalf of such Five Percent Owner or highly compensated employee. If the annual Compensation limit is exceeded as a result of the application of

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     the preceding sentence, then (except for purposes of determining the portion of Compensation not in excess of Covered Compensation) the limitation shall be prorated among the affected Participants' Compensation, as determined prior to the application of the annual Compensation limit.

          The rules of this paragraph are effective January 1, 1994. If the Secretary of the Treasury increases the annual Compensation limit for a calendar year, the increased limit shall apply to any period beginning in such calendar year over which Compensation is determined ("determination period"). If Compensation for a prior determination period is taken into account for a determination period beginning on or after January 1, 1994, such Compensation shall be subject to the annual Compensation limit (determined under this Section) in effect for such prior determination period. For purposes of this paragraph, the annual Compensation limit is $150,000 for determination periods beginning before January 1, 1994.

          Effective January 1, 1994, the Accrued Benefit of a Section 401(a)(17) Participant shall be equal to the greater of:

               (a) the Participant's Accrued Benefit based on his or her Average Annual Compensation, Covered Compensation and Years of Benefit Service as of the date such benefit is determined; or

               (b)  the sum of:

                     (i) the Participant's Accrued Benefit based on his or her Average Annual Compensation, Covered Compensation and Years of Benefit Service as of December 31, 1993, determined under the terms of the Plan in effect on that date; and

                    (ii) the Participant's Accrued Benefit based on his or her Average Annual Compensation, Covered Compensation and Years of Benefit Service (disregarding Years of Benefit Service prior to January 1, 1994), determined under the benefit formula set forth in Section 4.01.

     'Section 401(a)(17) Participant' means a Participant whose Accrued Benefit determined on or after January 1, 1994, is based on Annual Compensation for a period beginning before that date in excess of One Hundred Fifty Thousand Dollars ($150,000). In the event the Plan is amended after January 1, 1994, to add an optional form of benefit (within the meaning of Treasury Regulation Section 1.401(a)(4)-4(e)), such benefit, if subsidized, shall not available to a Section 401(a)(17) Participant."


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     3.   Article I is hereby amended by redesignating Sections 1.22 through
1.57 as Sections 1.23 through 1.58, and by adding a new Section 1.22 to read as follows:

          "1.22 'Finance Committee' shall mean the Finance Committee of the Board of Directors."

     4. Article I is hereby amended by deleting Section 1.26 (redesignated herein as Section 1.27) in its entirety and by redesignating Sections 1.27 through 1.57 (redesignated herein as Sections 1.28 through 1.58) as Sections
1.27 through 1.57.

     5.   Section 1.27 is hereby amended to read as follows:

          "1.27 'Investment Manager' shall mean any fiduciary (other than the Trustee or a named fiduciary as defined in Section 402(a)(2) of ERISA):

               (a) who is appointed by the Finance Committee to manage, acquire, or dispose of all or any portion of the Trust Fund;

               (b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire, or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

               (c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan."

     6.   Section 1.50 is hereby amended to read as follows:

          "1.50 'Trustee' shall mean the bank, trust company or individuals appointed by the Finance Committee to serve as the trustee of the Trust."

     7.   Section 4.02 is hereby amended to read as follows:

          "4.02 BENEFITS FOR CERTAIN WAREHOUSE PARTICIPANTS. The benefits payable to or in respect of Warehouse Participants who retire or separate from service before March 20, 1994, shall be determined in accordance with the terms of the Plan as in effect on the date of each such Participant's retirement or separation from service.

               (a) The benefits payable to or in respect of Warehouse Participants who retire or separate from service on or after March 20, 1994, shall be determined as follows:

                      (i)  NORMAL RETIREMENT BENEFIT.  A Warehouse
               Participant who retires or is deemed to retire on his or her Normal Retirement Date shall be entitled to receive a monthly

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               retirement benefit ("Normal Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Normal Retirement Date by Twenty-Nine Dollars
               ($29.00).

                     (ii)  EARLY RETIREMENT BENEFIT.  A Warehouse
               Participant who retires on an Early Retirement Date shall be entitled to receive a monthly retirement benefit ("Early Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Early Retirement Date by Twenty-Nine Dollars ($29.00).

                    The amount determined in accordance with this subsection
               (ii) shall be reduced by 0.5952 of 1% for each month by which the commencement of such Warehouse Participant's Early Retirement Benefit precedes the first day of the month coinciding with or next following his or her Normal Retirement Date.

                    (iii) DEFERRED RETIREMENT BENEFIT. A Warehouse Participant who retires or is deemed to retire on a Deferred Retirement Date shall be entitled to receive a monthly retirement benefit ("Deferred Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Deferred Retirement Date by Twenty-Nine Dollars ($29.00).

                     (iv) VESTED BENEFIT. Effective January 1, 1989, a Terminated Warehouse Participant who is credited with at least five (5) Years of Vesting Service shall be entitled to a monthly retirement benefit ("Vested Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Termination of Employment Date by Twenty-Nine Dollars ($29.00).

                    The amount determined in accordance with this subsection
               (iv) shall be reduced by 0.5952 of 1% for each month by which the commencement of such Warehouse Participant's Vested Benefit precedes the first day of the month coinciding with or next following his or her Normal Retirement Date.

               (b) The benefits payable to or in respect of Warehouse Participants who retire or separate from service on or after February 17, 1996, shall be determined as follows:

                      (i)  NORMAL RETIREMENT BENEFIT.  A Warehouse
               Participant who retires or is deemed to retire on his or her

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               Normal Retirement Date shall be entitled to receive a monthly retirement benefit ("Normal Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Normal Retirement Date by Thirty Dollars ($30.00).

                     (ii)  EARLY RETIREMENT BENEFIT.  A Warehouse
               Participant who retires on an Early Retirement Date shall be entitled to receive a monthly retirement benefit ("Early Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Early Retirement Date by Thirty Dollars ($30.00).

                    The amount determined in accordance with this subsection
               (ii) shall be reduced by 0.5952 of 1% for each month by which the commencement of such Warehouse Participant's Early Retirement Benefit precedes the first day of the month coinciding with or next following his or her Normal Retirement Date.

                    (iii) DEFERRED RETIREMENT BENEFIT. A Warehouse Participant who retires or is deemed to retire on a Deferred Retirement Date shall be entitled to receive a monthly retirement benefit ("Deferred Retirement Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Deferred Retirement Date by Thirty Dollars ($30.00).

                     (iv) VESTED BENEFIT. Effective January 1, 1989, a Terminated Warehouse Participant who is credited with at least five (5) Years of Vesting Service shall be entitled to a monthly retirement benefit ("Vested Benefit") equal to the amount determined by multiplying the number of such Warehouse Participant's Years of Benefit Service determined as of his or her Termination of Employment Date by Thirty Dollars ($30.00).

                    The amount determined in accordance with this subsection
               (iv) shall be reduced by 0.5952 of 1% for each month by which the commencement of such Warehouse Participant's Vested Benefit precedes the first day of the month coinciding with or next following his or her Normal Retirement Date.

               (c) Notwithstanding the preceding to the contrary, the benefits payable to or in respect of a Warehouse Participant who retires or separates from service shall not be less than his or her Accrued Benefit determined in accordance with the terms of the Plan as in effect on April 10, 1982, based upon his or her Years of Benefit Service and Average Annual Compensation as of such date.

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     8.   The last sentence of Sections 5.02, 6.02, 7.02, 8.03 and 9.01(b)
is hereby amended to read as follows:

          "Such death benefit shall be paid in a lump sum unless the Beneficiary requests payment in the form of an annuity."

     9.   Section 12.03 is hereby amended to read as follows:

          "12.03 SMALL INSTALLMENTS AND CASH OUTS.

               (a) In the event that any payment under the Plan would be Fifty Dollars ($50.00) or less if paid monthly and the present value of all such payments as of the date distribution is to commence would exceed Three Thousand Five Hundred Dollars ($3,500.00), the Retirement Committee shall, with the written consent of the Participant and, if married, his or her spouse, direct the Trustee to pay such benefit in a lump sum.

               (b) Notwithstanding any provision of the Plan to the contrary, if the present value of the entire nonforfeitable benefit payable with respect to a Participant does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date distribution of such benefit is to commence, the Retirement Committee shall direct the Trustee to pay such benefit in a lump sum as soon as practicable following the Participant's retirement date, Termination of Employment Date or death, as the case may be. The present value of such benefit shall be calculated using an interest rate that does not exceed the lesser of (i) the rate set forth in Section 26.11, or (ii) the applicable PBGC rate in effect as of the first day of the Plan Year in which the distribution occurs. The term "applicable PBGC rate" means the appropriate deferred or immediate interest rate which would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination. In no event shall a lump sum payment be made after the Annuity Starting Date without the written consent of the Participant (if living) and the Participant's spouse (if married) within the ninety-day period ending on the distribution date.

               (c) If the present value of the entire nonforfeitable benefit payable with respect to a Participant exceeds $3,500, but does not exceed $10,000, such Participant may, at any time prior to the Annuity Starting Date, elect to receive payment in the form of an immediate lump sum (in lieu of the form prescribed in Sections 5.02, 6.02, 7.02, 8.03 or 10.05); provided, if the
          Participant is married, his or her spouse must consent in writing to such election within the ninety (90) day period ending on the date of distribution. The present value of such benefit shall be calculated in the manner set forth in subsection (b) of this Section. Notwithstanding any provision of the Plan to the contrary, a Participant who is entitled to elect an immediate lump

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          sum payment may elect within such ninety (90) day period, payment in the normal form prescribed in Articles V, VI, VII or VIII, as the case may be, commencing on the date such lump sum payment would be made.

               (d) Any election pursuant to this Section shall be in writing and shall be effective upon receipt by the Retirement Committee. A spouse's consent under this Section must meet the applicable requirements of Section 10.06.

     10.  Section 18.04 is hereby amended to read as follows:

          "18.04 TRUST. In order to establish a funding medium to carry out the provisions of the Plan, the Employers shall maintain a Trust with a bank or trust company as Trustee, as the Finance Committee shall appoint. Such Trust shall become a part of the Plan and shall provide that no part of the corpus or income of the Trust Fund shall, except as otherwise provided in this Plan, be used for, or diverted to, purposes other than the exclusive benefit of the Participants and their Beneficiaries.

     11.  Section 19.02 is hereby amended to read as follows:

          "19.02 APPOINTMENT, RESIGNATION AND REMOVAL. Any person appointed to serve as a member of the Retirement Committee shall serve at the pleasure of the Board of Directors and may be removed by delivery of written notice of removal which shall take effect at the date specified therein. Any member of the Retirement Committee may resign at any time be delivering to the Board of Directors a written notice of resignation which shall take effect at a date specified therein. The Board of Directors, as soon as practicable following delivery of a written notice of removal or receipt of a written notice of resignation of any member of the Retirement Committee, shall consider the appointment of a successor.

     12.  Section 19.03 is hereby amended to read as follows:

          "19.03 DUTIES. The Retirement Committee shall be a named fiduciary within the meaning of Section 402(a)(2) of ERISA with the following powers and complete discretionary authority to control and manage the operation and administration of the Plan:

               (a) to determine all questions concerning the eligibility of Employees to participate in and receive benefits under the Plan;

               (b) to compute the amount of benefits payable to any Participant or other person;

               (c) to authorize and direct the Trustee with respect to payment of benefits;

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               (d)  to interpret the provisions of the Plan and to make
          rules and regulations for the administration of the Plan;

               (e) to maintain all the necessary records for the administration of the Plan;

               (f) to monitor the performance of the Trustee and any Investment Managers and to report its findings to the Finance Committee not less often than semiannually;

               (g)  to act as agent for service of legal process; and

               (h) to employ or retain counsel, accountants, actuaries or such other consultants as may be required to assist in administering the Plan.

          The interpretation of the Plan and the construction of Plan provisions that are made by the Retirement Committee shall be final, conclusive and binding on all affected parties.

          Except as provided in subsection (f) of this Section, the Retirement Committee shall have no power or authority over the investment of the assets of the Trust Fund. The Finance Committee, Trustee and/or any duly appointed investment manager or managers shall have exclusive authority and discretion to manage and control the Trust Fund in accordance with the terms of the Trust.

     13.  Article XX is hereby amended to read as follows:

                                 ARTICLE XX
                              Finance Committee

          "20.01 DUTIES. The Finance Committee shall be a named fiduciary within the meaning of Section 402(a)(2) of ERISA and shall have the following duties and responsibilities:

               (a) to appoint and remove the Trustee and establish the terms of the Trust agreement;

               (b) to establish investment policies and objectives with regard to management of the Trust fund; and

               (c) to appoint one or more Investment Managers to direct the investment of the Trust Fund or such portion thereof as may be designated by the Finance Committee, to remove any Investment Manager, and to establish investment guidelines which shall be binding on such Investment Managers.

          The Finance Committee shall act by a majority of its members and such action may be taken by a vote at a meeting or in writing without a


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     meeting.  Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. In carrying out its duties, the Finance Committee may employ or retain counsel, accountants, actuaries and such other consultants as it deems to be in the best interests of the Plan. The Finance Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

          The Finance Committee shall have no power or authority to control the operation and administration of the Plan, apart from its duties as enumerated in this Section.

          20.02 FIDUCIARY DUTIES. The Finance Committee shall discharge its duties under the Plan and Trust solely in the interest of the Participants and their Beneficiaries and:

               (a) for the exclusive purposes of (i) providing benefits to the Participants and Beneficiaries; and (ii) defraying reasonable expenses of administering the Plan and Trust;

               (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

               (c) by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

          20.02 COMPENSATION AND REIMBURSEMENT OF EXPENSES. The members of the Finance Committee shall be entitled to reasonable compensation for services rendered, and to reimbursement of expenses properly and actually incurred, in the performance of their duties on behalf of the Plan, but no person so serving who already receives pay from an Affiliated Employer shall receive compensation for such services, except for reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

          20.04 RELIANCE ON REPORTS. The Finance Committee shall be entitled to rely upon all certificates and reports made by any counsel, accountant, actuary, investment manager or other consultant employed or retained to assist in administering the Plan and Trust.

          20.05 MULTIPLE SIGNATURES. A majority of the members of the Finance Committee or any one member authorized by such Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Finance Committee. The Trustee, any investment manager or any other

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     interested party may rely upon any document, report or other memorandum so executed as evidence of the Finance Committee action or decision indicated thereby.

     14.  Section 26.13 is hereby amended to read as follows:

          "26.13 DELEGATION OF AUTHORITY BY SUBSIDIARIES. Each subsidiary of Hannaford Bros. Co. that adopts the Plan hereby irrevocably grants to Hannaford Bros. Co., the Board of Directors, the Retirement Committee and the Finance Committee exclusive authority to exercise all of the powers conferred on them by the terms of the Plan, including the power vested in the Board of Directors to amend or terminate the Plan. Each such subsidiary shall automatically become a party to the Trust without further action on its part."

     15.  Section 26.16 is hereby amended to read as follows:

          "26.16 DIRECTED PAYMENTS. Effective January 1, 1994, a former Participant, surviving spouse or Beneficiary who is entitled to receive monthly benefit payments from the Plan and who is a participant in the Hannaford Bros. Co. Retiree Medical Plan ("Retiree Medical Plan") may direct the Trustee to deduct such portion of each monthly benefit payment as is necessary to satisfy his or her required monthly contribution under the Retiree Medical Plan and to remit such amount to the Hannaford Bros. Co. Tax Exempt Employee Benefits Trust ("Tax Exempt Trust"), provided the amount of each monthly benefit payment from the Plan is at least equal to the amount of his or her required monthly contribution under the Retiree Medical Plan. Such direction shall be made on such form and in such manner as the Retirement Committee may prescribe and shall be effective as of the first monthly benefit payment following receipt by the Retirement Committee, provided it is received at least fifteen (15) days in advance of such payment.

          Notwithstanding the foregoing to the contrary, any individual who is a former highly compensated employee (within the meaning of Section 414(q) of the Code) or who is a "party in interest" (as defined in
     Section 3(14) of ERISA) shall not be permitted to direct payments pursuant to this Section.

          A direction pursuant to this Section may be revoked, in writing, by the former Participant, surviving spouse or Beneficiary, as the case may be, at any time, and shall be effective as soon as practicable following receipt by the Retirement Committee.

          The Retirement Committee may terminate the availability of this direct payment provision upon thirty (30) days' prior written notice to the Trustee and each affected former Participant, surviving spouse and Beneficiary.

     The Retirement Committee shall maintain records sufficient to demonstrate that no payments have been made to the Tax Exempt Trust pursuant to this Section before the monthly benefit payment would have been otherwise made to the former Participant, surviving spouse or Beneficiary, as the case may be, and that no expense has been incurred by the Plan as a result of this Section."

     16. This Amendment shall be effective, generally, January 1, 1994; provided, however, that Part 9 shall be effective January 1, 1995, and Parts 3 through 6 and 10 through 14 shall be effective May 19, 1994.